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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
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                                                                                                   JURISDICTION
            PARENT                                     SUBSIDIARY                                OF INCORPORATION
-------------------------------      -----------------------------------------------      ------------------------------
American Business                    American Business Credit, Inc. ("ABC")                        Pennsylvania
Financial Services, Inc.
     ("ABFS")
       ABFS                          ABFS Securities, Inc.                                           Delaware
       ABC                           Processing Service Center, Inc.                               Pennsylvania
       ABC                           HomeAmerican Credit, Inc. ("HAC")(1)                          Pennsylvania
       ABC                           HomeAmerican Consumer Discount, Inc.                          Pennsylvania
       ABC                           American Business Leasing, Inc.                               Pennsylvania
       ABC                           ABC Holdings Corporation                                      Pennsylvania
       ABC                           American Business Finance Corporation                           Delaware
    ABC & HAC                        ABFS 1995-1, Inc.                                               Delaware
    ABC & HAC                        ABFS 1995-2, Inc.                                               Delaware
    ABC & HAC                        ABFS 1996-1, Inc.                                               Delaware
    ABC & HAC                        ABFS 1996-2, Inc.                                               Delaware
    ABC & HAC                        ABFS 1997-1, Inc.                                               Delaware

(1) HomeAmerican Credit, Inc. is doing business as Upland Mortgage.
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